Filed Pursuant to Rule 424(b)(2)
Registration No. 333-223826

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
2.500% Notes due 2025	$3,500,000,000	99.963%	$3,498,705,000	$454,131.91
2.800% Notes due 2027	$2,250,000,000	99.785%	$2,245,162,500	$291,422.09
2.950% Notes due 2030	$3,250,000,000	99.897%	$3,246,652,500	$421,415.49
3.600% Notes due 2040	$3,000,000,000	99.731%	$2,991,930,000	$388,352.51
3.600% Notes due 2050	$4,500,000,000	99.654%	$4,484,430,000	$582,079.01
3.850% Notes due 2060	$3,500,000,000	99.615%	$3,486,525,000	$452,550.95
Total	$20,000,000,000		$19,953,405,000	$2,589,951.97

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Prospectus Supplement

(To Prospectus dated March 21, 2018)

$20,000,000,000

Oracle Corporation

$3,500,000,000 2.500% Notes due 2025

$2,250,000,000 2.800% Notes due 2027

$3,250,000,000 2.950% Notes due 2030

$3,000,000,000 3.600% Notes due 2040

$4,500,000,000 3.600% Notes due 2050

$3,500,000,000 3.850% Notes due 2060

Oracle Corporation is offering $3,500,000,000 aggregate principal amount of 2.500% notes due 2025 (the “2025 Notes”), $2,250,000,000 aggregate principal amount of 2.800% notes due 2027 (the “2027 Notes”), $3,250,000,000 aggregate principal amount of 2.950% notes due 2030 (the “2030 Notes”), $3,000,000,000 aggregate principal amount of 3.600% notes due 2040 (the “2040 Notes”), $4,500,000,000 aggregate principal amount of 3.600% notes due 2050 (the “2050 Notes”) and $3,500,000,000 aggregate principal amount of 3.850% notes due 2060 (the “2060 Notes” and, together with the 2025 Notes, the 2027 Notes, the 2030 Notes, the 2040 Notes and the 2050 Notes, the “Notes”).

The 2025 Notes will bear interest at the rate of 2.500% per year, the 2027 Notes will bear interest at the rate of 2.800% per year, the 2030 Notes will bear interest at the rate of 2.950% per year, the 2040 Notes will bear interest at the rate of 3.600% per year, the 2050 Notes will bear interest at the rate of 3.600% per year and the 2060 Notes will bear interest at the rate of 3.850% per year. Interest on the Notes will be payable semi-annually on April 1 and October 1, commencing October 1, 2020.

The 2025 Notes will mature on April 1, 2025, the 2027 Notes will mature on April 1, 2027, the 2030 Notes will mature on April 1, 2030, the 2040 Notes will mature on April 1, 2040, the 2050 Notes will mature on April 1, 2050 and the 2060 Notes will mature on April 1, 2060.

We may redeem any series of the Notes, in whole or in part, at any time, each at the applicable redemption prices indicated under the heading “Description of the Notes—Optional Redemption” beginning on page S-11 of this prospectus supplement. The Notes will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness from time to time outstanding.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and see Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended May 31, 2019, which is incorporated by reference herein, for a discussion of certain risks that should be considered in connection with an investment in the Notes.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offer price(1)	Underwriting discount	Proceeds before expenses, to us
2025 Notes	99.963%	0.125%	99.838%
Total	$3,498,705,000	$4,375,000	$3,494,330,000
2027 Notes	99.785%	0.200%	99.585%
Total	$2,245,162,500	$4,500,000	$2,240,662,500
2030 Notes	99.897%	0.250%	99.647%
Total	$3,246,652,500	$8,125,000	$3,238,527,500
2040 Notes	99.731%	0.275%	99.456%
Total	$2,991,930,000	$8,250,000	$2,983,680,000
2050 Notes	99.654%	0.300%	99.354%
Total	$4,484,430,000	$13,500,000	$4,470,930,000
2060 Notes	99.615%	0.350%	99.265%
Total	$3,486,525,000	$12,250,000	$3,474,275,000
Total	$19,953,405,000	$51,000,000	$19,902,405,000

(1)	Plus accrued interest, if any, from April 1, 2020, if settlement occurs after that date.

The Notes will be issued in book-entry form only, in denominations of $2,000 and multiples of $1,000 thereafter. The Notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the Notes on any securities exchange.

The underwriters expect to deliver the Notes to purchasers through the book-entry delivery system of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, S.A. on or about April 1, 2020.

Joint Book-Running Managers (in alphabetical order)

BNY Mellon Capital Markets, LLC	BofA Securities	J.P. Morgan	Wells Fargo Securities

Co-Managers (in alphabetical order)

BNP PARIBAS	Citigroup	Goldman Sachs & Co. LLC	HSBC

Santander	Standard Chartered Bank	TD Securities

March 30, 2020

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale of such securities is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. This prospectus supplement also incorporates by reference the information described under “Where You Can Find More Information.” The second part is the accompanying prospectus dated March 21, 2018. The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “Oracle,” “we,” “us” and “our” or similar terms are to Oracle Corporation and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents that are incorporated by reference in this prospectus supplement contain statements that are not historical in nature, are predictive in nature or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These include, among other things, statements regarding:

•	our expectations regarding the potential impacts on our business of the outbreak of the novel coronavirus COVID-19;

•	our expectation that we may acquire companies, products, services and technologies to further our corporate strategy as compelling opportunities become available;

•

our belief that our acquisitions enhance the products and services that we can offer to customers, expand our customer base, provide greater scale to accelerate innovation, grow our revenues and earnings, and increase stockholder value;

•

our expectation that, on a constant currency basis, our total cloud and license revenues generally will continue to increase due to expected growth in our cloud services and our license support offerings, and continued demand for our cloud license and on-premise license offerings;

•

our belief that our Oracle Cloud Software-as-a-Service and Infrastructure-as-a-Service (SaaS and IaaS, respectively, and collectively, “Oracle Cloud Services”) offerings are opportunities for us to expand our cloud and license business, and that demand for our Oracle Cloud Services will continue to increase;

•

our belief that we can market and sell our SaaS and IaaS offerings together to help customers migrate their extensive installed base of on-premise applications and infrastructure technologies to the Oracle Cloud while at the same time reaching a broader ecosystem of developers and partners;

•	our belief that we can market our SaaS and IaaS services to small and medium-sized businesses and non-IT lines of business purchasers;

•	our expectation that substantially all of our customers will renew their license support contracts annually;

•	our belief that our cloud ERP offerings drive adoption of our other SaaS offerings as our customers realize benefits of a common data model utilized across our SaaS offerings;

•	our expectation that our hardware business will have lower operating margins as a percentage of revenues than our cloud and license business;

•	our expectation that we will continue to place significant emphasis, both domestically and internationally, on direct sales through our own sales force;

•

our expectation that we will continue to make significant investments in research and development, and our belief that research and development efforts are essential to maintaining our competitive position;

•	our expectation that our international operations will continue to provide a significant portion of our total revenues and expenses;

•	the sufficiency of our sources of funding for working capital, capital expenditures, contractual obligations, acquisitions, dividends, stock repurchases, debt repayments and other matters;

•

our belief that we have adequately provided under U.S. generally accepted accounting principles for outcomes related to our tax audits and that the final outcome of our tax-related examinations, agreements or judicial proceedings will not have a material effect on our results of operations, and our belief that our net deferred tax assets will be realized in the foreseeable future;

S-iii

•

our belief that the outcome of certain legal proceedings and claims to which we are a party will not, individually or in the aggregate, result in losses that are materially in excess of amounts already recognized, if any;

•	the possibility that certain legal proceedings to which we are a party could have a material impact on our future cash flows and results of operations;

•	our expectations regarding the timing and amount of expenses relating to the Fiscal 2019 Oracle Restructuring Plan and the improved efficiencies in our operations that such a plan will create;

•

the timing and amount of future cash dividend payments and stock repurchases, including our expectation that the levels of our future stock repurchase activity may be modified in comparison to past periods in order to use available cash for other purposes;

•	our expectations regarding the impact of recent accounting pronouncements on our consolidated financial statements;

•

our expectation that, to the extent customers renew support contracts or cloud SaaS and IaaS contracts from companies that we have acquired, we will recognize revenues for the full contracts’ values over the respective renewal periods;

•	our ability to predict quarterly hardware revenues;

•	the percentage of remaining performance obligations that we expect to recognize as revenues over the next twelve months;

as well as other statements regarding our future operations, financial condition and prospects, and business strategies. Forward-looking statements may be preceded by, followed by or include the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “strives,” “endeavors,” “estimates,” “will,” “should,” “is designed to” and similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We have based these forward- looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about our business that could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in this prospectus supplement under the caption “Risk Factors” and in the section “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2019 (incorporated by reference herein) and as may be updated in filings we make from time to time with the U.S. Securities and Exchange Commission (the “SEC”), including the Quarterly Reports on Form 10-Q filed by us in our fiscal 2020, which runs from June 1, 2019 to May 31, 2020.

We have no obligation to publicly update or revise any forward-looking statements set forth in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference, whether as a result of new information, future events or risks, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. New information, future events or risks could cause the forward-looking events we discuss in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference not to occur. You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus supplement or the accompanying prospectus or as of the date of the documents incorporated by reference herein or therein, as applicable.

S-iv

SUMMARY

The following summary highlights information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in the Notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein that are described under “Where You Can Find More Information.”

Oracle Corporation

Oracle provides products and services that address enterprise information technology (“IT”) environments. Our products and services include applications and infrastructure offerings that are delivered worldwide through a variety of flexible and interoperable IT deployment models. These models include on-premise deployments, cloud-based deployments, and hybrid deployments (an approach that combines both on-premise and cloud-based deployment) such as our Oracle Cloud at Customer offering (an instance of Oracle Cloud in a customer’s own data center). Accordingly, we offer choice and flexibility to our customers and facilitate the product, service and deployment combinations that best suit our customers’ needs. Through our worldwide sales force and Oracle Partner Network, we sell to customers all over the world including businesses of many sizes, government agencies, educational institutions and resellers.

Company Information

Oracle Corporation was incorporated in 2005 as a Delaware corporation and is the successor to operations originally begun in June 1977.

Our principal executive offices are located at 500 Oracle Parkway, Redwood City, California 94065, and our telephone number is (650) 506-7000. We maintain a website at www.oracle.com where general information about us is available. We are not incorporating the contents of, or the information accessible through, the website into this prospectus supplement or the accompanying prospectus.

THE OFFERING

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms and conditions of the Notes.

Issuer	Oracle Corporation

Securities Offered	$3,500,000,000 principal amount of 2.500% Notes due 2025

$2,250,000,000 principal amount of 2.800% Notes due 2027

$3,250,000,000 principal amount of 2.950% Notes due 2030

$3,000,000,000 principal amount of 3.600% Notes due 2040

$4,500,000,000 principal amount of 3.600% Notes due 2050

$3,500,000,000 principal amount of 3.850% Notes due 2060

Maturity Dates	April 1, 2025 for the 2025 Notes

April 1, 2027 for the 2027 Notes

April 1, 2030 for the 2030 Notes

April 1, 2040 for the 2040 Notes

April 1, 2050 for the 2050 Notes

April 1, 2060 for the 2060 Notes

Original Issue Date	April 1, 2020

Interest Rates	2.500% per year for the 2025 Notes

2.800% per year for the 2027 Notes

2.950% per year for the 2030 Notes

3.600% per year for the 2040 Notes

3.600% per year for the 2050 Notes

3.850% per year for the 2060 Notes

Interest Payment Dates	Each April 1 and October 1 beginning on October 1, 2020, and on the maturity date for each series of Notes.

Ranking	The Notes will be the unsecured senior obligations of Oracle Corporation and will rank equally with all of its existing and future unsecured senior and unsubordinated indebtedness from time to time outstanding. All existing and future liabilities of subsidiaries of Oracle Corporation will be effectively senior to the Notes.

As of February 29, 2020, we had approximately $81.8 billion of total liabilities on a consolidated basis, including $51.6 billion of senior notes and $113 million of other borrowings outstanding. Of this amount, subsidiaries of Oracle Corporation had approximately $29.4 billion of liabilities (including trade payables) to which the Notes will be effectively subordinated.

Form and Denomination	The Notes of each series will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and multiples of $1,000 in excess thereafter. These global notes will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”). Except in the limited circumstances described under “Description of the Notes—Book-Entry; Delivery and Form; Global Note,” Notes in certificated form will not be issued or exchanged for interests in global securities.

Governing Law	State of New York

Use of Proceeds	The net proceeds of this offering will be used for general corporate purposes, which may include stock repurchases, payment of cash dividends on our common stock, repayment of indebtedness and future acquisitions. See “Use of Proceeds” in this prospectus supplement.

Further Issuances	Oracle Corporation may create and issue further notes of a series ranking equally and ratably with the applicable series of Notes offered hereby in all respects, so that such further notes of each series will be consolidated and form a single series with the applicable series of Notes offered hereby.

Sinking Fund	None

Optional Redemption	Oracle Corporation may redeem any series of the Notes, in whole or in part, at any time at the applicable redemption prices indicated under the heading “Description of the Notes—Optional Redemption.”

Trading	The Notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the Notes on any securities exchange. The underwriters have advised us that they intend to make a market in each series of the Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. See “Underwriting” in this prospectus supplement for more information about possible market-making by the underwriters.

Trustee	The Bank of New York Mellon Trust Company, N.A. is the trustee.

Risk Factors	You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. In particular, you should evaluate the information set forth under “Cautionary Note on Forward-Looking Statements” and “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended May 31, 2019, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the Notes.

RISK FACTORS

In considering whether to purchase the Notes, you should carefully consider all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below, which are not exhaustive.

Risks Related to the Offering

Active trading markets for the Notes may not develop.

The Notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the Notes on any securities exchange. The underwriters for this offering have advised us that they intend to make a market in each series of the Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. In addition, the liquidity of any trading markets in the Notes, and the market prices quoted for the Notes, may be adversely affected by changes in the overall markets for these Notes, prevailing interest rates and changes in our consolidated financial condition, results of operations or prospects. Liquid trading markets in the Notes may not develop, which could decrease the amounts you would otherwise receive upon a sale or disposition of the Notes.

The Notes are the unsecured obligations of Oracle Corporation and not obligations of its subsidiaries and will be effectively subordinated to the claims of its subsidiaries’ creditors. Structural subordination increases the risk that Oracle Corporation will be unable to meet its obligations on the Notes when they mature.

The Notes are exclusively the obligations of Oracle Corporation and are not obligations of its subsidiaries. Oracle Corporation is a holding company and substantially all of its operations are conducted through its subsidiaries. As a result, Oracle Corporation’s cash flow and ability to service its debt, including the Notes, depend upon the earnings of its subsidiaries and the distribution to it of earnings, loans or other payments by its subsidiaries.

Oracle Corporation’s subsidiaries are separate and distinct legal entities. Its subsidiaries will not guarantee the Notes and are under no obligation to pay any amounts due on the Notes or to provide Oracle Corporation with funds for its payment obligations, whether by dividends, distributions, loans or other payments. Payments to Oracle Corporation by its subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations and may be subject to legal and contractual restrictions. As of February 29, 2020, Oracle had approximately $81.8 billion of total liabilities on a consolidated basis, including $51.6 billion of senior notes and $113 million of other borrowings outstanding. Of this amount, subsidiaries of Oracle Corporation had approximately $29.4 billion of liabilities (including trade payables) to which the Notes will be effectively subordinated.

Oracle Corporation’s right to receive any assets of any of its subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including senior and subordinated debt holders and bank and trade creditors. In addition, even if Oracle Corporation were a creditor of any of its subsidiaries, its rights as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by Oracle Corporation.

In addition, the Notes will not be secured by any of the assets of Oracle Corporation or any assets of its subsidiaries. Accordingly, the Notes will be subordinated to the extent Oracle Corporation or its subsidiaries have secured borrowings. There are no restrictions in the indenture governing the Notes that restrict its subsidiaries from granting security interests or liens on any or all of their assets.

The negative covenants in the indenture governing the Notes may have a limited effect.

The indenture governing the Notes contains negative covenants. The limitation on liens and sale/leaseback covenants apply to Oracle Corporation, but not to its subsidiaries. As a result, such subsidiaries will not be restricted under the indenture from granting liens or security interests with respect to all or any of their assets without having to provide similar liens or security to the holders of the Notes, or from entering into sale/leaseback transactions. The limitation on liens covenant contains exceptions for specified “permitted liens” that would allow Oracle Corporation to borrow substantial additional amounts, and to grant liens or security interests with respect to our assets in connection with those borrowings. In light of these exceptions, holders of the Notes may be structurally or contractually subordinated to new lenders. The indenture governing the Notes does not contain any financial covenants.

Increased leverage may harm our financial condition and results of operations.

As of February 29, 2020, we had approximately $81.8 billion of total liabilities on a consolidated basis and had the ability to borrow up to an additional $3.0 billion under our commercial paper program.

Oracle Corporation and its subsidiaries may incur additional indebtedness in the future and the Notes do not restrict future incurrence of indebtedness. Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

•	we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•	increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•	depending on the levels of our outstanding debt, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our consolidated operations, many of which are beyond our control. If we are unable to generate sufficient cash flows from operations in the future to service our debt, we may be required, among other things:

•	to seek additional financing in the debt or equity markets;

•	to refinance or restructure all or a portion of our indebtedness, including the Notes;

•	to sell selected assets;

•	to reduce or delay planned capital expenditures; or

•	to reduce or delay planned operating and investment expenditures.

Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

Ratings of the Notes may change and affect the market prices and marketability of the Notes.

Our long-term debt is subject to periodic review by independent credit rating agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be placed on negative watch, lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be placed on negative watch or lowered in connection with future events, such as future acquisitions. Holders of Notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any placement on negative watch, lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the Notes.

Risks Related to Our Business

We operate in a rapidly changing economic and technological environment that presents numerous risks, many of which are driven by factors that we cannot control or predict. The risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended May 31, 2019, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, highlight some of these risks. You should read our Annual Report on Form 10-K, including the section “Risk Factors.”

Impacts of COVID-19 to Oracle’s Business

As disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended February 29, 2020, the impacts of the global emergence of Coronavirus disease (COVID-19) on our business are currently unknown. We are conducting business as usual with some modifications to employee travel, employee work locations, and cancellation of certain marketing events, among other modifications. We have observed other companies taking precautionary and preemptive actions to address COVID-19 and companies may take further actions that alter their normal business operations. We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our employees, customers, partners, suppliers and stockholders. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our customers and prospects, or on our financial results for our fourth quarter of fiscal 2020, which is historically our largest revenue quarter of our fiscal year, in particular with respect to demand for transactional products such as cloud and on-premise licenses and hardware and certain services that we generally recognize as revenues upon delivery to customers.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $19.9 billion after deducting the underwriting discounts and our estimated offering expenses. The net proceeds of this offering will be used for general corporate purposes, which may include stock repurchases, payment of cash dividends on our common stock, repayment of indebtedness and future acquisitions. Pending application of the net proceeds as described above, we intend to invest the net proceeds from this offering temporarily in investment grade securities.

CAPITALIZATION

The following table sets forth a summary of our consolidated capitalization as of February 29, 2020 on an actual and as adjusted basis. Our consolidated capitalization, as adjusted, as of February 29, 2020 reflects our consolidated capitalization as of February 29, 2020, and includes the issuance of the Notes offered hereby.

	February 29, 2020
(in millions, except par value data)	Actual	As Adjusted
	(Unaudited)
Long-term debt:
2025 Notes offered hereby(1)	$—	$3,492
2027 Notes offered hereby(1)	—	2,239
2030 Notes offered hereby(1)	—	3,236
2040 Notes offered hereby(1)	—	2,981
2050 Notes offered hereby(1)	—	4,468
2060 Notes offered hereby(1)	—	3,472
Total senior notes(2)	51,562	51,562
Total other borrowings	113	113

Total long-term debt	51,675	71,563

Oracle Corporation stockholders’ equity:
Preferred stock, $0.01 par value—authorized: 1.0 shares; outstanding: none	—	—
Common stock, $0.01 par value and additional paid in capital—authorized: 11,000 shares; outstanding: 3,161 shares as of February 29, 2020	26,685	26,685
Accumulated deficit	(10,771)	(10,771)
Accumulated other comprehensive loss	(1,679)	(1,679)

Total Oracle Corporation stockholders’ equity	14,235	14,235

Total capitalization	$65,910	$85,798

(1)

Balance reflects the principal amounts of the 2025 Notes, the 2027 Notes, the 2030 Notes, the 2040 Notes, the 2050 Notes and the 2060 Notes, net of unamortized discounts and estimated debt issuance costs of $8 million for the 2025 Notes, $11 million for the 2027 Notes, $14 million for the 2030 Notes, $19 million for the 2040 Notes, $32 million for the 2050 Notes and $28 million for the 2060 Notes.

(2)	Represents the current and non-current portions of the principal balances to be paid in connection with our senior notes outstanding as of February 29, 2020 after considering:

•

certain interest rate swap agreements for certain series of senior notes that have the economic effect of modifying the fixed-interest obligations associated with these senior notes so that they effectively became variable pursuant to a LIBOR-based index;

•

certain cross-currency interest rate swap agreements for certain series of our Euro-denominated senior notes that have the economic effect of converting the principal at maturity and fixed-interest obligations associated with these Euro-denominated borrowings so that they effectively became a U.S. Dollar-denominated principal payment at maturity with U.S. Dollar-denominated variable interest rate payments pursuant to a LIBOR-based index; and

•	principal payments for certain of our Euro-denominated senior notes that were estimated using foreign currency exchange rates as of February 29, 2020 and are subject to change in future periods.

We have entered into certain cross-currency swap agreements for a series of our Euro-denominated senior notes that have the economic effect of converting our fixed-rate, Euro-denominated debt, including annual interest payments and the payment of principal at maturity, to a fixed-rate, U.S. Dollar-denominated debt with a fixed annual interest rate. Principal payments in the above table exclude the impacts of these cross-currency swap agreements.

Refer to Notes 7 and 10 of our consolidated financial statements as included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2019, which is incorporated by reference herein, for additional information regarding our derivative financial instruments and Euro-denominated senior notes.

DESCRIPTION OF THE NOTES

The summary herein of certain provisions of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, a form of which is available upon request from us. The following description of the particular terms of the Notes supplements the description of the general terms and provisions of the debt securities set forth under “Description of Debt Securities” beginning on page 9 of the accompanying prospectus. References in this section to “us,” “we” and “our” are solely to Oracle Corporation and not to any of its subsidiaries, unless the context requires otherwise.

General

The 2025 Notes will mature on April 1, 2025, the 2027 Notes will mature on April 1, 2027, the 2030 Notes will mature on April 1, 2030, the 2040 Notes will mature on April 1, 2040, the 2050 Notes will mature on April 1, 2050 and the 2060 Notes will mature on April 1, 2060. Interest on the Notes will be payable semi-annually on April 1 and October 1, commencing on October 1, 2020, to the persons in whose names such notes are registered at the close of business on the preceding March 15 or September 15, as the case may be. Interest on the Notes will be paid to but excluding the relevant interest payment date. Interest on the Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day with the same force and effect as if made on the relevant interest payment date, maturity date or redemption date. Unless we default on a payment, no interest will accrue for that period from and after the applicable interest payment date, maturity date or redemption date.

The Notes will be issued under an indenture dated January 13, 2006 by and among Oracle Corporation (formerly known as Ozark Holding Inc.), Oracle Systems Corporation (formerly known as Oracle Corporation) and Citibank, N.A., as amended by a supplemental indenture dated as of May 9, 2007 by and among Oracle Corporation, Citibank, N.A. and The Bank of New York Trust Company, N.A., and as may be further supplemented from time to time. On June 29, 2007, Citibank, N.A. resigned as the original trustee under the indenture and Oracle Corporation appointed The Bank of New York Trust Company, N.A. as successor trustee. Thereafter, The Bank of New York Trust Company, N.A. became The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon Trust Company, N.A. is the trustee for any and all securities issued under the indenture, as amended, including the Notes, and is referred to herein as the “trustee.” In accordance with the terms of the indenture, Oracle Systems Corporation is no longer an obligor under the indenture and will not be an obligor on the Notes. Oracle Corporation will be the sole obligor on the Notes.

The indenture does not limit the ability of Oracle Corporation to incur additional unsecured indebtedness. The Notes will be the unsecured and unsubordinated obligations of Oracle Corporation and will rank pari passu with its other existing and future unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated to all existing and future indebtedness and liabilities (including trade payables and preferred stock obligations) of Oracle Corporation’s subsidiaries and will be effectively subordinated to its and its subsidiaries’ existing and future secured indebtedness, if any. As of February 29, 2020, Oracle had approximately $81.8 billion of total liabilities on a consolidated basis, including $51.6 billion of senior notes and $113 million of other borrowings outstanding. Of this amount, subsidiaries of Oracle Corporation had approximately $29.4 billion of liabilities (including trade payables). The Notes will be effectively subordinated to all such liabilities of Oracle Corporation’s subsidiaries and the rights of creditors of such subsidiaries shall have priority over the rights of the holders of the Notes as creditors of Oracle Corporation.

Issuance of Additional Notes

The Notes are initially limited in aggregate principal amount to $3,500,000,000 for the 2025 Notes, $2,250,000,000 for the 2027 Notes, $3,250,000,000 for the 2030 Notes, $3,000,000,000 for the 2040 Notes, $4,500,000,000 for the 2050 Notes and $3,500,000,000 for the 2060 Notes. We may, without the consent of the holders, increase the principal amount of any series of Notes by issuing additional Notes of such series in the future on the same terms and conditions, except for any differences in the issue price, interest accrued prior to the issue date of the additional Notes and, in some cases, the first interest payment date. The additional Notes of a series will have the same CUSIP number as the applicable series of Notes. Under the indenture, each series of Notes and any additional Notes of such series we may issue will be treated as a single series for all purposes under the indenture, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders.

We also may, without the consent of the holders, issue other series of debt securities under the indenture in the future on terms and conditions different from the series of Notes offered hereby.

Optional Redemption

We may redeem the 2025 Notes, in whole or in part, at any time prior to March 1, 2025 (one month prior to the maturity date of such notes (the “2025 Par Call Date”)), the 2027 Notes, in whole or in part, at any time prior to February 1, 2027 (two months prior to the maturity date of such notes (the “2027 Par Call Date”)), the 2030 Notes, in whole or in part, at any time prior to January 1, 2030 (three months prior to the maturity date of such notes (the “2030 Par Call Date”)), the 2040 Notes, in whole or in part, at any time prior to October 1, 2039 (six months prior to the maturity date of such notes (the “2040 Par Call Date”)), the 2050 Notes, in whole or in part, at any time prior to October 1, 2049 (six months prior to the maturity date of such notes (the “2050 Par Call Date”)) and the 2060 Notes, in whole or in part, at any time prior to October 1, 2059 (six months prior to the maturity date of such notes (the “2060 Par Call Date”)), in each case, at our option, at a “make-whole premium” redemption price calculated by us equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption if such Notes matured on the 2025 Par Call Date with respect to the 2025 Notes, on the 2027 Par Call Date with respect to the 2027 Notes, on the 2030 Par Call Date with respect to the 2030 Notes, on the 2040 Par Call Date with respect to the 2040 Notes, on the 2050 Par Call Date with respect to the 2050 Notes and on the 2060 Par Call Date with respect to the 2060 Notes (exclusive of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 35 basis points with respect to the 2025 Notes, plus 35 basis points with respect to the 2027 Notes, plus 35 basis points with respect to the 2030 Notes, plus 40 basis points with respect to the 2040 Notes, plus 40 basis points with respect to the 2050 Notes and plus 40 basis points with respect to the 2060 Notes, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

At any time on or after the 2025 Par Call Date with respect to the 2025 Notes, the 2027 Par Call Date with respect to the 2027 Notes, the 2030 Par Call Date with respect to the 2030 Notes, the 2040 Par Call Date with respect to the 2040 Notes, the 2050 Par Call Date with respect to the 2050 Notes and the 2060 Par Call Date with respect to the 2060 Notes, we may redeem the Notes of the applicable series, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Notes and the indenture.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that such Notes matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means each of (i) BofA Securities, Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and a Primary Treasury Dealer (as defined below) selected by BNY Mellon Capital Markets, LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, as determined by us, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be sent at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes of a series are to be redeemed, the Notes to be redeemed shall be selected by lot by The Depository Trust Company (“DTC”), in the case of Notes represented by a global note, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of Notes that are not represented by a global note.

No Sinking Fund

The Notes will not be entitled to the benefit of any sinking fund.

Book-Entry; Delivery and Form; Global Note

The Notes of each series sold in the United States will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, DTC, New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for Notes in definitive registered form, a global note may not be transferred except as a whole (i) by the depositary for such global note to a nominee of such depositary, (ii) by a nominee of such depositary to such depositary or another nominee of such depositary or (iii) by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Ownership of beneficial interests in a registered global note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a global note directly through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a global note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the global note in customers’ securities accounts in the depositaries’ names on the books of DTC.

Upon transfer of a definitive note, the definitive note will be exchanged for an interest in a global note, and the transferee will be required to hold its interest through a participant in DTC, Euroclear or Clearstream, as applicable.

Upon the issuance of a registered global note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the relevant series of Notes beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the Notes will designate the accounts to be credited. Ownership of beneficial interests in a registered global note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its nominee, is the registered owner of a registered global note, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the relevant series of Notes represented by the registered global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global note will not be entitled to have the Notes represented by the registered global note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture. Accordingly, each person owning a beneficial interest in a registered global note must rely on the procedures of the depositary for that registered global note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of Notes take physical delivery of these Notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.

To facilitate subsequent transfers, all Notes deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of the Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

We will make payments due on the Notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global note, is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global note as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global note held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. Neither we, nor the trustee, nor any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell Notes to persons in jurisdictions that require such delivery of such Notes or to pledge such Notes, such holder must transfer its interest in the relevant global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the global note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

We expect that DTC will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the Notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.

Although we expect that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, nor the underwriters, nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If the depositary for any of the Notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue Notes in definitive form in exchange for the registered global note that had been held by the depositary. Any Notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent of the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, we may at any time determine that the Notes of any series shall no longer be represented by a global note and will issue Notes in definitive form in exchange for such global note pursuant to the procedure described above.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants or indirect participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Notices

Notices to holders of the Notes will be made by first class mail, postage prepaid, to the addresses that appear on the security register of the Notes; provided that as long as DTC is the registered holder of the Notes, such notices may be provided in accordance with the operating procedures of DTC.

Concerning Our Relationship with the Trustee

We maintain ordinary banking relationships with The Bank of New York Mellon, an affiliate of the trustee. In addition, BNY Mellon Capital Markets, LLC, an affiliate of the trustee, is an underwriter for this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following are the material U.S. federal income tax consequences of owning and disposing of Notes purchased in this offering at the “issue price,” which we assume will be the public offering price for the applicable Notes indicated on the cover of this prospectus supplement, and held as capital assets for U.S. federal income tax purposes.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences and differing tax consequences applicable to you if you are, for instance:

•	a financial institution;

•	a regulated investment company;

•	a dealer in securities or currencies;

•	a dealer or trader in securities that uses a mark-to-market method of tax accounting;

•	a person holding Notes as part of a “straddle” or integrated transaction;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•

a person required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the Notes to its financial statements under Section 451 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”);

•	a partnership for U.S. federal income tax purposes; or

•	a tax-exempt entity.

If you are a partnership for U.S. federal income tax purposes and are holding our Notes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly on a retroactive basis.

This summary does not address any aspect of state, local or non-U.S. taxation, any taxes other than income taxes, or the application of the Medicare contribution tax. If you are considering the purchase of Notes, you should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. Holder. You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a Note and you are:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Payments of Interest

Stated interest on a Note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes.

Sale, Redemption or Other Taxable Disposition of the Notes

Upon the sale, redemption or other taxable disposition of a Note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale, redemption or other taxable disposition and your tax basis in the Note. Your tax basis in a Note will generally equal the cost of your Note. For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as described under “Payments of Interest” above.

Gain or loss realized on the sale, redemption or other taxable disposition of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, redemption or other taxable disposition the Note has been held for more than one year. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Information returns are required to be filed with the Internal Revenue Service (“IRS”) in connection with payments on the Notes and proceeds received from a sale or other disposition of the Notes unless you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your Notes unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or you provide proof of an applicable exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a Non-U.S. Holder. You are a Non-U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a Note and you are:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition of a Note, or if you are a former citizen or former resident of the United States, in which case you should consult your tax adviser regarding the U.S. federal income tax consequences of owning or disposing of a Note.

Payments on the Notes

Subject to the discussions below regarding backup withholding and Foreign Account Tax Compliance Act (“FATCA”), payments of principal and interest on the Notes by us or any paying agent to you will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest,

•	you do not own, actually or constructively, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	you certify on a properly executed applicable IRS Form W-8BEN or W-8BEN-E, under penalties of perjury (or other applicable IRS Form W-8), that you are not a United States person; and

•	it is not effectively connected with your conduct of a trade or business in the United States as described below.

If you cannot satisfy one of the first three requirements described above and interest on the Notes is not exempt from withholding tax because it is effectively connected with your conduct of a trade or business in the United States as described below, payments of interest on the Notes will be subject to withholding tax at a rate of 30%, unless you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption or reduction in withholding under the benefit of an applicable income tax treaty.

Sale, Redemption or Other Taxable Disposition of the Notes

Subject to the discussions below regarding backup withholding and FATCA, you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, redemption or other taxable disposition of Notes, unless the gain is effectively connected with your conduct of a trade or business in the United States as described below, provided however that any amounts attributable to accrued interest will be treated as described above under “Payments on the Notes.”

Effectively Connected Income

If interest or gain on a Note is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you), you will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above). In this case, you will be exempt from the withholding tax on interest discussed above, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You are urged to consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of Notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a foreign corporation.

Backup Withholding and Information Reporting

Information returns are required to be filed with the IRS in connection with payments of interest on the Notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a Note. You may be subject to backup withholding on payments on the Notes or on the proceeds from a sale or other disposition of the Notes unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above under “Payments on the Notes” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of interest on and sales or redemption proceeds from dispositions of U.S. debt instruments to “foreign financial institutions” (which are broadly defined for this purpose and in general include investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. In addition, regulations proposed by the U.S. Treasury Department would eliminate the requirement under FATCA of withholding on gross proceeds (other than amounts attributable to accrued interest) of the disposition of the Notes. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If any withholding is imposed and you are not a foreign financial institution, you generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return, which may entail significant administrative burden. You should consult your tax adviser regarding the implications of FATCA for your investment in the Notes.

UNDERWRITING

BNY Mellon Capital Markets, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers in the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes of each series: $3,500,000,000 aggregate principal amount of the 2025 Notes, $2,250,000,000 aggregate principal amount of the 2027 Notes, $3,250,000,000 aggregate principal amount of the 2030 Notes, $3,000,000,000 aggregate principal amount of the 2040 Notes, $4,500,000,000 aggregate principal amount of the 2050 Notes and $3,500,000,000 aggregate principal amount of the 2060 Notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of 2025 Notes	Principal Amount of 2027 Notes	Principal Amount of 2030 Notes	Principal Amount of 2040 Notes	Principal Amount of 2050 Notes	Principal Amount of 2060 Notes
BNY Mellon Capital Markets, LLC	$700,000,000	$450,000,000	$650,000,000	$600,000,000	$900,000,000	$700,000,000
BofA Securities, Inc.	700,000,000	450,000,000	650,000,000	600,000,000	900,000,000	700,000,000
J.P. Morgan Securities LLC	700,000,000	450,000,000	650,000,000	600,000,000	900,000,000	700,000,000
Wells Fargo Securities, LLC	700,000,000	450,000,000	650,000,000	600,000,000	900,000,000	700,000,000
BNP Paribas Securities Corp.	100,000,000	64,286,000	92,857,000	85,715,000	128,571,000	100,000,000
Citigroup Global Markets Inc.	100,000,000	64,286,000	92,857,000	85,714,000	128,572,000	100,000,000
Goldman Sachs & Co. LLC	100,000,000	64,286,000	92,857,000	85,714,000	128,572,000	100,000,000
HSBC Securities (USA) Inc.	100,000,000	64,286,000	92,857,000	85,714,000	128,572,000	100,000,000
Santander Investment Securities Inc.	100,000,000	64,286,000	92,857,000	85,714,000	128,571,000	100,000,000
Standard Chartered Bank	100,000,000	64,285,000	92,858,000	85,714,000	128,571,000	100,000,000
TD Securities (USA) LLC	100,000,000	64,285,000	92,857,000	85,715,000	128,571,000	100,000,000

Total	$3,500,000,000	$2,250,000,000	$3,250,000,000	$3,000,000,000	$4,500,000,000	$3,500,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of Notes may be terminated.

The underwriters propose to offer each series of the Notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and some of each series of Notes to dealers at the public offering price less a concession not to exceed 0.075% of the principal amount of the 2025 Notes, 0.120% of the principal amount of the 2027 Notes, 0.150% of the principal amount of the 2030 Notes, 0.165% of the principal amount of the 2040 Notes, 0.200% of the principal amount of the 2050 Notes and 0.200% of the principal amount of the 2060 Notes. The underwriters may allow, and any such dealer may reallow, a concession not to exceed 0.050% of the principal amount of the 2025 Notes, 0.080% of the principal amount of the 2027 Notes, 0.100% of the principal amount of the 2030 Notes, 0.110% of the principal amount of the 2040 Notes, 0.100% of the principal amount of the 2050 Notes and 0.150% of the principal amount of the 2060 Notes. After the initial offering of the Notes to the public, the representatives may change the public offering prices and other selling terms.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by Oracle Corporation
Per 2025 Note	0.125%
Per 2027 Note	0.200%
Per 2030 Note	0.250%
Per 2040 Note	0.275%
Per 2050 Note	0.300%
Per 2060 Note	0.350%

We estimate that our total expenses for this offering, other than the underwriting discount, will be approximately $15.7 million. The underwriters have agreed to reimburse us for certain fees and expenses incurred in connection with this offering.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

New Issues of Notes

The Notes are new issues of securities with no established trading markets. We have not applied and do not intend to apply to list the Notes on any securities exchange. The underwriters have advised us that they intend to make a market in each series of the Notes. However, they are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion. Therefore, we cannot assure you that liquid trading markets for the Notes will develop, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable.

Sales Outside the United States

The Notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared, and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the underlying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement, the accompanying prospectus and any other material in relation to the Notes described herein are being distributed only to, and are directed only at persons outside the United Kingdom or, if in the United Kingdom, persons who are “qualified investors” (as defined in Regulation (EU) 2017/1129) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” The Notes are only available to, and any investment activity or invitation, offer or agreement to subscribe for, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus supplement, the accompanying prospectus and their contents should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents. The Notes are not being offered to the public in the United Kingdom. In addition, in the United Kingdom, the Notes may not be offered other than by an underwriter that:

•

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Market Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). In respect of the solicitation relating to the notes in Japan, no securities registration statement under Article 4, Paragraph 1 of the FIEL has been filed since this solicitation constitutes a “solicitation targeting QIIs” as defined in Article 23-13, Paragraph 1 of the FIEL (the

“solicitation targeting QIIs”). The Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except through a solicitation constituting a solicitation targeting QIIs, which will be exempt from the registration requirements of the FIEL, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Any investor desiring to acquire the Notes must be aware that the Notes may not be Transferred to any other person unless such person is a QII.

In this section:

•

“QII” means a qualified institutional investor as defined in the Cabinet Ordinance Concerning Definitions under Article 2 of the Financial Instruments and Exchange Law of Japan (Ordinance No. 14 of 1993 of the Ministry of Finance of Japan, as amended).

•

“Transfer” means a sale, exchange, transfer, assignment, pledge, hypothecation, encumbrance or other disposition of all or any portion of Notes, either directly or indirectly, to another person. When used as a verb, the terms “Transfer” and “Transferred” shall have correlative meanings.

•	“Resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Notes may not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this document nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of Notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Other Relationships

The underwriters have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the underwriters or their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses.

VALIDITY OF SECURITIES

The legality of the Notes offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California. Simpson Thacher & Bartlett LLP, Palo Alto, California is acting as counsel to the underwriters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements (and schedule) included in our Annual Report on Form 10-K for the year ended May 31, 2019, and the effectiveness of our internal control over financial reporting as of May 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements (and schedule) and our management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2019 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits and schedules to the registration statement, are available, free of charge, on the SEC’s website at www.sec.gov and our Investor Relations website at www.oracle.com/investor as soon as reasonably practicable after we electronically file such materials with, or furnish it to, the SEC. The information posted on or accessible through our website is not incorporated into this prospectus supplement or the accompanying prospectus.

As permitted by the SEC rules, this prospectus supplement and the accompanying prospectus do not contain all the information that you can find in the registration statement or the exhibits to that statement. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement, provided, however, that nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC:

(a) Annual Report on Form 10-K for the year ended May 31, 2019;

(b) Quarterly Reports on Form 10-Q for the quarters ended August  31, 2019, November  30, 2019 and February 29, 2020;

(c) Current Reports on Form 8-K filed on June 19, 2019 (with respect to Item 8.01 only), July  10, 2019, September  11, 2019 (with respect to Items 5.02 and 8.01 only), October  18, 2019, November  22, 2019, December  9, 2019, December  12, 2019 (with respect to Item 8.01 only) and March 12, 2020 (with respect to Item 8.01 only);

(d) The portions of the Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting of Stockholders that are incorporated by reference in the Annual Report on Form 10-K for the year ended May 31, 2019; and

(e) The Definitive Additional Materials on Schedule 14A filed on November 8, 2019.

You may request a copy of these filings at no cost, by contacting our Investor Relations department by calling 650-506-4073, by writing to Investor Relations, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065 or by sending an email to investor_us@oracle.com.

PROSPECTUS

ORACLE CORPORATION

The following are types of securities that may be offered and sold by Oracle Corporation or by selling security holders under this prospectus from time to time:

• Common stock	• Warrants
• Preferred stock	• Purchase contracts
• Debt securities	• Units

The securities may be offered by us or by selling security holders in amounts, at prices and on terms determined at the time of the offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

• Maturity	• Redemption terms	• Terms of conversion
• Interest rate	• Listing on a security exchange	• Liquidation amount
• Currency of payments	• Amount payable at maturity	• Subsidiary guarantees
• Dividends	• Conversion or exchange rights	• Sinking fund terms

Our common stock is quoted on the New York Stock Exchange under the ticker symbol “ORCL.”

Investing in these securities involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in other documents which are incorporated by reference herein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2018

We have not authorized anyone to provide you any information other than that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer or sale of the securities is not permitted. You should not assume that the information contained in or incorporated by reference in, this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we have indicated otherwise or the context requires, references in this prospectus to “Oracle,” “we,” “us,” and “our” refer to Oracle Corporation and not to any of its existing or future subsidiaries.

ORACLE CORPORATION

Our Business

Oracle Corporation provides products and services that address all aspects of corporate information technology (“IT”) environments—applications, platform and infrastructure. Our applications, platform and infrastructure offerings are delivered to customers worldwide through a variety of flexible and interoperable IT deployment models including cloud-based, on-premise or hybrid, which enable customer choice and flexibility. We market and sell our offerings globally to businesses of many sizes, government agencies, educational institutions and resellers with a sales force positioned to offer the combinations that best meet customer needs.

Our Oracle Cloud offerings provide a comprehensive and fully integrated stack of applications, platform, compute, storage and networking services in all three primary layers of the cloud: Software as a Service (“SaaS”), Platform as a Service (“PaaS”) and Infrastructure as a Service (“IaaS”). We also offer Oracle Applications, Oracle Database and Oracle Fusion Middleware software, among others; hardware products including Oracle Engineered Systems, servers, storage and industry-specific products, among others; and related support and services.

Oracle Corporation was incorporated in 2005 as a Delaware corporation and is the successor to operations originally begun in June 1977.

The principal executive offices of Oracle are located at 500 Oracle Parkway, Redwood City, California 94065, and the telephone number is (650) 506-7000. We maintain a website at www.oracle.com where general information about us is available. The contents of the website are not incorporated into this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.

As permitted by the SEC’s rules, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to that registration statement. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus:

(a)

Current Reports on Form 8-K filed on June 21, 2017 (but not to the extent furnished and not filed), July  28, 2017, September  14, 2017 (but not to the extent furnished and not filed), November  9, 2017, November 17, 2017, December 14, 2017 (but not to the extent furnished and not filed), February  2, 2018 and March 19, 2018 (but not to the extent furnished and not filed);

(b)	Quarterly Reports on Form 10-Q for the quarterly periods ended August 31, 2017, November 30, 2017 and February 28, 2018;

(c)	Annual Report on Form 10-K for the year ended May 31, 2017;

(d)	portions of the Definitive Proxy Statement on Schedule 14A for the 2017 Annual Meeting of Stockholders incorporated by reference in the Annual Report on Form 10-K for the year ended May 31, 2017;

(e)	the Definitive Additional Materials on Schedule 14A filed on October 31, 2017; and

(f)

the description of our common stock contained in our registration statement on Form 8-A, as amended (Reg. No. 001-35992), filed on July 17, 2013, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings at no cost, by calling our Investor Relations department at 650-506-4073, by writing to Investor Relations, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065 or by sending an email to investor_us@oracle.com.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and documents that are incorporated by reference in this prospectus contain statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 21 of the Exchange Act and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). These include, among other things, statements regarding:

•	our expectations regarding the impacts of the U.S. 2017 Tax Cuts and Jobs Act on our tax position and ability to access and use cash and other balances held by certain of our foreign subsidiaries;

•	our expectation that we will continue to acquire companies, products, services and technologies to further our corporate strategy;

•

our belief that our acquisitions enhance the products and services that we can offer to customers, expand our customer base, provide greater scale to accelerate innovation, grow our revenues and earnings, and increase stockholder value;

•

our expectation that, on a constant currency basis, our total cloud and on-premise software revenues generally will continue to increase due to expected growth from our cloud SaaS and cloud PaaS and IaaS offerings, continued demand for our software products and related support offerings, and contributions from acquisitions;

•

our expectation that we will continue to place significant strategic emphasis on growing our cloud SaaS and cloud PaaS and IaaS offerings, which has affected the growth of our new software license revenues and hardware revenues and to a lesser extent, has also affected the growth of our software license updates and product support revenues;

•	our intention that we will renew our cloud SaaS and cloud PaaS and IaaS contracts when they are eligible for renewal;

•	our expectation that our hardware business will have lower operating margins as a percentage of revenues than our cloud and on-premise software business;

•

our expectation that we will continue to make significant investments in research and development and related product opportunities, including those related to hardware products and services, and our belief that research and development efforts are essential to maintaining our competitive position;

•	our expectation that our international operations will continue to provide a significant portion of our total revenues and expenses;

•	the sufficiency of our sources of funding for working capital, capital expenditures, contractual obligations, acquisitions, dividends, stock repurchases, debt repayments and other matters;

•

our belief that we have adequately provided under U.S. generally accepted accounting principles for outcomes related to our tax audits and that the final outcome of our tax related examinations, agreements or judicial proceedings will not have a material effect on our results of operations, and our belief that our net deferred tax assets will be realized in the foreseeable future;

•

our belief that the outcome of certain legal proceedings and claims to which we are a party will not, individually or in the aggregate, result in losses that are materially in excess of amounts already recognized, if any;

•	the possibility that certain legal proceedings to which we are a party could have a material impact on our future cash flows and results of operations;

•	our expectations regarding the timing and amount of expenses relating to the Fiscal 2017 Oracle Restructuring Plan and the improved efficiencies in our operations that such plan will create;

•

the timing and amount of our stock repurchases, including our expectation that the levels of our future stock repurchase activity may be modified in comparison to past periods in order to use available cash for other purposes;

•	our expectations regarding the impact of recent accounting pronouncements on our consolidated financial statements;

•

our expectation that to the extent customers renew support contracts or cloud SaaS and cloud PaaS and IaaS contracts from companies that we have acquired, we will recognize revenues for the full contracts’ values over the respective renewal periods;

•	our ability to predict quarterly hardware revenues;

as well as other statements regarding our future operations, financial condition and prospects, and business strategies. Forward-looking statements may be preceded by, followed by or include the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “strives,” “estimates,” “will,” “should,” “is designed to” and similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the PSLRA for all forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about our business that could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” included in documents we file from time to time with the SEC, including our Annual Report on Form 10-K for the fiscal year ended May 31, 2017 (incorporated by reference herein) and our Quarterly Reports on Form 10-Q filed by us in our fiscal year 2018, which runs from June 1, 2017 to May 31, 2018 (incorporated by reference herein).

We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. New information, future events or risks could cause the forward-looking events we discuss in this prospectus not to occur. You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus or as of the date of the documents incorporated by reference herein, as applicable.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities issued pursuant to this registration statement for general corporate purposes, which may include stock repurchases, repayment of indebtedness and future acquisitions. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Nine Months Ended February 28,		Year Ended May 31,
	2018	2017	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	7x	7x	7x	9x	12x	15x	17x

For purposes of calculating this ratio, the term “earnings” means the amounts resulting from the following: (a) our income before provision for income taxes, plus (b) the noncontrolling interests in the net income of our majority owned subsidiaries, plus (c) our fixed charges. The term “fixed charges” means the amounts resulting from the following: (a) our interest expense, plus (b) our estimate of the interest component of rent expense.

We do not report any shares of preferred stock outstanding in our consolidated financial statements because our outstanding preferred stock is owned by one or more of our wholly-owned subsidiaries. Our ratio of earnings to combined fixed charges and preferred dividends for any given period is equivalent to our ratio of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our restated certificate of incorporation, as amended (the “Restated Certificate of Incorporation”), our bylaws, as amended (the “Bylaws”), and applicable provisions of law. We have summarized certain portions of the Restated Certificate of Incorporation and Bylaws below. The summary is not complete. The Restated Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Restated Certificate of Incorporation and Bylaws for the provisions that are important to you.

Certain provisions of the Delaware General Corporation Law (the “DGCL”), the Restated Certificate of Incorporation and Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for the shares held by such stockholder.

Copies of the Restated Certificate of Incorporation and Bylaws are available upon request. Please see “Where You Can Find More Information” above.

Authorized Capital Stock

Under the Restated Certificate of Incorporation, Oracle’s authorized capital stock consists of 11 billion shares of common stock, $0.01 par value, and 1 million shares of preferred stock, $0.01 par value. As of March 15, 2018, there were approximately 4,082,313,000 shares of Oracle common stock issued and outstanding.

Common Stock

Oracle Common Stock Outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. Our common stock is listed and principally traded on the New York Stock Exchange under the symbol “ORCL.”

Voting Rights. Each holder of shares of our common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of stockholders.

Dividend Rights. Subject to any preferential dividend rights granted to the holders of any shares of our preferred stock that may at the time be outstanding, holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor.

Rights upon Liquidation. Holders of our common stock are entitled to share pro rata, upon any liquidation or dissolution of Oracle, in all remaining assets available for distribution to stockholders after payment or providing for our liabilities and the liquidation preference of any outstanding preferred stock.

Rights and Preferences. Holders of our common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities. In addition, holders of our common stock have no conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Transfer Agent and Registrar. American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our common stock.

Preferred Stock

Under our Restated Certificate of Incorporation, without further stockholder action, our board of directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

Certain Provisions of Our Restated Certificate of Incorporation and Bylaws

Our Bylaws vest the power to call special meetings of stockholders in our chairman of the board of directors, any chief executive officer, our board of directors or stockholders holding shares representing not less than 20% of the outstanding votes entitled to vote at the meeting. Stockholders are permitted under our Restated Certificate of Incorporation to act by written consent in lieu of a meeting.

To be properly brought before an annual meeting of stockholders, any stockholder proposal or nomination for the board of directors must be delivered to our secretary by the close of business not more than 120 and not less than 90 days prior to the date on which we first mailed our proxy materials for the prior year’s annual meeting; provided that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. Such notice must contain information specified in the Bylaws as to the director nominee or proposal of other business, information about the stockholder making the nomination or proposal and the beneficial owner, if any, on behalf of whom the nomination or proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal or nomination and to solicit proxies in support of it. With respect to director nominees, we may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee.

In addition, our Bylaws contain “proxy access” provisions, which give an eligible stockholder (or group of up to 20 such stockholders) continuously owning for at least three years 3% or more of our outstanding shares of capital stock entitled to vote in the election of directors, the right to nominate up to the greater of two nominees or 20% of the board of directors (rounded down to the nearest whole number) and have those nominees included in our proxy statement. To be timely, any proxy access notice must be delivered to our secretary by the close of business not more than 150 and not less than 120 days prior to the date on which we first mailed our proxy materials for the prior year’s annual meeting; provided that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a proxy access notice will be timely if it is delivered by the later of the 120th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. The complete proxy access provisions for director nominations are set forth in our Bylaws.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture dated January 13, 2006, among Oracle Corporation (formerly known as Ozark Holding Inc.), Oracle Systems Corporation (formerly known as Oracle Corporation) and Citibank, N.A., as amended by a supplemental indenture, dated as of May 9, 2007, by and among Oracle Corporation, Citibank, N.A. and The Bank of New York Trust Company, N.A. (now known as The Bank of New York Mellon Trust Company, N.A.), as trustee (the “trustee”), as may be further supplemented from time to time. The debt securities may be issued in one or more series established in or pursuant to a board resolution and set forth in an officers’ certificate or supplemental indenture. In accordance with the terms of the indenture, Oracle Systems Corporation is no longer an obligor under the indenture and will not be an obligor on any securities issued under the indenture unless explicitly stated in the prospectus supplement relating to such securities.

When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture and applicable board resolution and officers’ certificate or supplemental indenture (including the form of debt security) relating to the applicable series of debt securities for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

General

The indenture will not limit the amount of debt securities which we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series. We may issue debt securities up to such aggregate principal amount as we may authorize from time to time. The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title;

•	any limit upon the aggregate principal amount;

•	the date or dates on which the principal is payable;

•	the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

•	the date or dates from which interest shall accrue;

•	the date or dates on which interest shall be payable;

•	the record dates for the determination of holders to whom interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the place or places where the principal of and any interest shall be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

•	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

•

if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

•	if other than denominations of $1,000 and any multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•

the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•

whether the debt securities are issuable under Rule 144A or Regulation S and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

•	any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

•	whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

•	any deletion from, modification of or addition to the events of default or covenants;

•	any provisions granting special rights to holders when a specified event occurs;

•

whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

•	any special tax implications of the notes;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any guarantor or co-issuers;

•	any special interest premium or other premium;

•

whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

•	the currency in which payments shall be made, if other than U.S. dollars.

Events of Default

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean:

(1) default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities when due;

(3) default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after there has been given to us a written notice from the trustee or there has been given to us and the trustee a written notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(4) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or any material subsidiary has occurred; or

(5) any other Events of Default set forth in a prospectus supplement relating to such series of debt securities.

If an Event of Default (other than an Event of Default specified in clause (4) with respect to us) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee may and, at the direction of the holders of at least 25% in principal amount of the outstanding debt securities of that series, will by written notice, require us to repay immediately the entire principal amount of the outstanding debt securities of that series, together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (4) with respect to us occurs and is continuing, then the entire principal amount of the outstanding debt securities will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (4) described above, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least 25% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have made written request, and offered such indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the debt securities, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee such security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 45 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Modification and Waiver

We and the trustee may amend or modify the indenture or the debt securities without the consent of any holder of debt securities in order to:

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	provide for or add guarantors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	maintain the qualification of the indenture under the Trust Indenture Act;

•	conform any provision in the indenture to this “Description of Debt Securities”; or

•	make any change that does not adversely affect the rights of any holder.

Other amendments and modifications of the indenture or the debt securities may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification (voting as one class), and our compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the waiver (voting as one class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities, alter or waive the redemption provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities or any guarantor;

•	reduce the interest rate or extend the time for payment of interest on the debt securities; or

•	adversely affect the ranking of the debt securities of any series.

Covenants

Principal and Interest

We covenant to pay the principal of and interest on the debt securities when due and in the manner provided in the indenture.

Consolidation, Merger or Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

•

we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State or territory;

•

the surviving entity will expressly assume all of our obligations under the debt securities and the indenture, and will, if required by law to effectuate the assumption, execute a supplemental indenture which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third and fourth bullets shall not be applicable to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•	the merger of us with or into a single direct or indirect wholly-owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the DGCL.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the indenture, the successor corporation will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor corporation had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.

Negative Covenants

In addition to the covenants set forth above, the following additional covenants shall apply to the debt securities (unless otherwise provided pursuant to a board resolution and set forth in an officers’ certificate or a supplemental indenture). These covenants do not limit our ability to incur indebtedness and apply only to us.

Limitation on Liens

With respect to each series of debt securities, we will not create or incur any Lien on any of our Properties, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of our Indebtedness, without effectively providing that such series of debt securities shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(1) Liens existing as of the closing date of the offering of the series of debt securities;

(2) Liens granted after closing date of the offering of the series of debt securities, created in favor of the holders of such series of debt securities;

(3) Liens securing our Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture;

(4) Liens created in substitution of or as replacements for any Liens permitted by the clauses directly above, provided that, based on a good faith determination of one of our Senior Officers, the Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Property encumbered by the otherwise permitted Lien which is being replaced; and

(5) Permitted Liens.

Notwithstanding the foregoing, we may, without securing any series of debt securities, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (i) 25% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien or (ii) 25% of Consolidated Net Worth calculated as of the date of the issuance of such debt securities.

Limitation on Sale and Lease-Back Transactions

With respect to each series of debt securities, we will not enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(1) such transaction was entered into prior to the closing date of the offering of the series of debt securities;

(2) such transaction was for the sale and leasing back to us of any Property by one of our Subsidiaries;

(3) such transaction involves a lease for less than three years;

(4) we would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing such series of debt securities pursuant to the first paragraph of “— Limitation on Liens” above; or

(5) we apply an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of our long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may deliver debt securities to the trustee therefor for cancellation, such debt securities to be credited at the cost thereof to us.

Notwithstanding the foregoing, we may enter into any sale lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed the greater of (i) 25% of Consolidated Net Worth calculated as of the closing date of the sale-leaseback transaction or (ii) 25% of Consolidated Net Worth calculated as of the date of the issuance of the series of debt securities.

Existence

Except as permitted under “— Consolidation, Merger and Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that their preservation is no longer desirable in the conduct of business.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Aggregate Debt” means the sum of the following as of the date of determination:

(1) the aggregate principal amount of our Indebtedness incurred after the closing date of the offering of the debt securities and secured by Liens not permitted by the first sentence under “— Limitation on Liens;” and

(2) our Attributable Liens in respect of sale and lease-back transactions entered into after the closing date of this offering pursuant to the second paragraph of “— Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:

(1) the fair market value of the assets subject to such transaction; and

(2) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the indenture (which may include debt securities in addition to the series of debt securities currently outstanding under the indenture and those being offered by any prospectus supplement) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Consolidated Net Worth” means, as of any date of determination, our Stockholders’ Equity and our Consolidated Subsidiaries on that date.

“Consolidated Subsidiary” means, as of any date of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk;

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(4) other agreements or arrangements designed to protect such person against fluctuations in equity prices.

“Indebtedness” of any specified Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Permitted Liens” means:

(1) Liens on any of our assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2) (a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

(3) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(4) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(5) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contract, option, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

(6) pre-existing Liens on assets acquired by us after the closing date of this offering;

(7) Liens in our favor;

(8) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefore;

(9) statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefore;

(10) Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(11) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which we are a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;

(12) Liens consisting of deposits of Property to secure our statutory obligations in the ordinary course of our business;

(13) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which we are a party in the ordinary course of our business, but not in excess of $25,000,000; and

(14) purchase money Liens or purchase money security interests upon or in any Property acquired or held by us in the ordinary course of business to secure the purchase price of such Property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such Property.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Senior Officer” of any specified Person means the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.

“Stockholders’ Equity” means, as of any date of determination, stockholders’ equity as reflected on the most recent consolidated balance sheet available to us prepared in accordance with GAAP.

“Subsidiary” of any specified Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•	either:

•	all the debt securities of any series issued that have been authenticated and delivered have been accepted by the trustee for cancellation; or

•

all the debt securities of any series issued that have not been accepted by the trustee for cancellation will become due and payable within one year (a “discharge”) and we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium;

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (a “legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for debt securities payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (a “covenant defeasance”). Any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. Government obligations; or

•	a combination of money and U.S. Government obligations,

in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

•

in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel stating that, as a result of an IRS ruling or a change in applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of the Trust Indenture Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), unless the trust is registered under the Investment Company Act or exempt from registration; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Concerning Our Relationship with the Trustee

We maintain ordinary banking relationships and credit facilities with The Bank of New York Mellon, an affiliate of the trustee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Oracle, the trustee, any warrant agent, unit agent or any other agent of Oracle, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities described in this prospectus in the following manner or any manner specified in a prospectus supplement:

•	directly to purchasers, through a specific bidding or auction process or otherwise;

•	through agents;

•	to or through underwriters;

•	through dealers; and

•	through a combination of any of the foregoing methods of sale.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

VALIDITY OF SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed on for us by Davis Polk & Wardwell LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements (and schedule) included in our Annual Report on Form 10-K for the year ended May 31, 2017, and the effectiveness of our internal control over financial reporting as of May 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements (and schedule) and our management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2017 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$20,000,000,000

Oracle Corporation

$3,500,000,000 2.500% Notes due 2025

$2,250,000,000 2.800% Notes due 2027

$3,250,000,000 2.950% Notes due 2030

$3,000,000,000 3.600% Notes due 2040

$4,500,000,000 3.600% Notes due 2050

$3,500,000,000 3.850% Notes due 2060

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers (in alphabetical order)

BNY Mellon Capital Markets, LLC	BofA Securities	J.P. Morgan	Wells Fargo Securities

Co-Managers (in alphabetical order)

BNP PARIBAS	Citigroup	Goldman Sachs & Co. LLC	HSBC

Santander	Standard Chartered Bank	TD Securities

March 30, 2020